UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

Oncolix, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167
(registrant’s telephone number, including area code)

_____________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in [sic] Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2018, the Board of Directors of Oncolix, Inc. (the “Company”) voted to increase the number of Directors to five from the current four, and elected Sherry Grisewood to serve as a Director until her resignation or replacement by action of the stockholders of the Company. After her election, the Board of Directors is comprised of Ms. Grisewood, Dr. John Holaday, Dale Zajicek, Dr. Jerry Youkey, and Michael Redman, the CEO.

Ms. Grisewood is an experienced financial professional with over 30 years’ experience in investment banking, advisory and research capacities across a wide variety of equity investment and corporate-directed activities, primarily for early stage life science, med-device and related technology companies. She has participated in over 80 transactions involving initial public offerings, secondaries, private placements, M&A and licensing/strategic collaborations. Through her extensive corporate and academic interactions, she has experience with therapeutic areas such as immunotherapy, regenerative medicine, nucleic acid-based technologies and therapeutic medical devices that are being developed by US and non-US life science companies.

Ms. Grisewood has been active at the Board level for several early stage life science and medical device companies over the last 20 years. She is currently the Chairman of the Audit Committee and is a member of the Compensation Committee for Tapimmune, Inc., a NASDAQ-listed, clinical stage cancer immunotherapy company. She is a member of the Board of Directors of Mobitech Regenerative Medicine, Inc., an early stage orthopedics device company. She holds a Bachelor of Science degree, with Highest Honors, in Life Sciences from Ramapo College of New Jersey and earned the Chartered Financial Analyst (CFA) designation. Sherry holds several FINRA licenses, including the general securities principal, investment banking and research principal licenses. She is a member of the CFA Institute, the Tissue Engineering and Regenerative Medicine Society International (TERMIS), the American Society of Gene and Cell Therapy, the European Federation of Biotechnology, Women in Bio and the Jazz Society of New Jersey.

The Company has concluded that the specific experiences, qualifications and skills described above, including, without limitation, the significant background in finance, constitute the skill set necessary to serve as the Company’s Director.

The Company considers Ms. Grisewood, Dr. Holaday and Mr. Zajicek to be independent directors.

As compensation, the Board has granted Ms. Grisewood an option to acquire 1,000,000 shares of Common Stock for $0.036 per share. The option expires June 26, 2023, and vests as follows: 1/3 in the date of grant, 1/3 on the first anniversary and 1/3 on the second anniversary. Ms. Grisewood will also receive cash compensation of $1,000 per month.

The term of each Director continues until the next election by stockholders, or their resignation or removal by action of the majority of stockholders. The next election by stockholders is expected in May 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncolix, Inc.

Date: June 29, 2018	By:	/s/ Michael T. Redman
Michael T. Redman
President and Chief Executive Officer

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